UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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TUMBLEWEED COMMUNICATIONS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tumbleweed Communications Corp.

700 Saginaw Drive

Redwood City, California 94063

www.tumbleweed.com

To our Stockholders:

I am pleased to invite you to attend the 2006 Annual Meeting of Stockholders of Tumbleweed Communications Corp. to be held on June 8, 2006 at 10:00 a.m. Pacific Daylight Time at our corporate headquarters located at 700 Saginaw Drive, Redwood City, California 94063.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a proxy card. Voting over the Internet, by phone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of the voting options.

Thank you for your ongoing support of and continued interest in Tumbleweed Communications Corp.

Sincerely,

James P. Scullion

Chief Executive Officer and Chairman of the

Board of Directors

Redwood City, California

April 28, 2006

Tumbleweed Communications Corp.

700 Saginaw Drive

Redwood City, California 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2006

TIME:	10:00 a.m. Pacific Daylight Time

PLACE:	700 Saginaw Drive, Redwood City, California 94063

ITEMS OF BUSINESS:	• To elect two Class I directors for three-year terms.

• To ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006.

• To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

RECORD DATE:	Stockholders of record of Tumbleweed Communications Corp. at the close of business on April 10, 2006 are entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

VOTING BY PROXY:	Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. For specific instructions, please refer to the section entitled “Questions and Answers about the Annual Meeting” beginning on page 1 of this Proxy Statement and the instructions on the proxy card.

By Order of the Board of Directors,
Bernard J. Cassidy Secretary

Redwood City, California

April 28, 2006

This proxy statement and the accompanying proxy are being mailed on or about April 28, 2006 in connection with the solicitation of proxies on behalf of the Board of Directors of Tumbleweed Communications Corp. All stockholders are cordially invited to attend the meeting in person. Your vote is important. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your shares can be voted at the Annual Meeting in accordance with your instructions. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please refer to the enclosed proxy card for instructions.

2006 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

TUMBLEWEED COMMUNICATIONS CORP.

700 SAGINAW DRIVE, REDWOOD CITY, CALIFORNIA 94063

PROXY STATEMENT

This Proxy Statement contains information relating to the Annual Meeting of Stockholders of Tumbleweed Communications Corp., a Delaware corporation (“Tumbleweed”, “us”, “we”, “our” or the “Company”), to be held on June 8, 2006, beginning at 10:00 a.m. Pacific Daylight Time, at our principal executive offices located at 700 Saginaw Drive, Redwood City, California 94063, and at any adjournment of the Annual Meeting. The Proxy Statement and accompanying proxy card are first being mailed on or about April 28, 2006 to all stockholders entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the following proposals:

•	the election of two Class I directors for three-year terms, and

•	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006.

In addition, our management will report on our performance during fiscal 2005 and respond to questions from stockholders.

What shares can I vote?

All shares of our common stock owned by you as of the close of business on the record date, April 10, 2006, may be voted by you. These shares include (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee. Each share of common stock owned by you entitles you to cast one vote on each matter to be voted upon.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote your shares and are also invited to attend the meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing them how to vote your shares.

How can I vote my shares in person at the meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

How can I vote my shares without attending the meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may direct your vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee. You can do this by mail or, in most instances, electronically over the Internet or by telephone. Please consult with your broker, bank or nominee if you have any questions regarding the electronic voting of shares held in street name. The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law.

Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee.

BY INTERNET—If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

BY TELEPHONE—If you live in the United States or Canada, you may submit your proxy by following the “Vote by Phone” instructions on the proxy card.

BY MAIL—You may do this by completing, signing, dating and returning your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct.

Can I change my vote after I submit my proxy?

Yes. Even after you have submitted your proxy, if you are a stockholder of record you may change your vote at any time prior to the close of voting at the Annual Meeting by filing a notice of revocation or by submitting a duly executed proxy bearing a later date with our Secretary at 700 Saginaw Drive, Redwood City, California 94063, by voting by telephone or Internet on a later date or by attending the meeting and voting in person.

If your shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy by following the instructions provided by your broker, bank or nominee.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote as of April 10, 2006, the record date, will constitute a quorum, permitting the Annual Meeting to conduct business. At the close of business on the record date, 49,808,899 shares of our common stock were issued and outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of a quorum.

What are the Board of Directors’ recommendations?

Unless you give other instructions either via your proxy card or your electronic vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The Board of Directors’ recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board of Directors recommends a vote:

•	“FOR” the election of each of our nominees to the Board of Directors; and

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote in accordance with their judgment on such matter.

What vote is required to approve each item?

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the number of directors to be elected) will be elected. Abstentions will not affect the outcome of the vote on the election of directors. The ratification of the appointment of our registered public accounting firm will require the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the Annual Meeting. In determining whether this proposal received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the meeting and publish final results in our Quarterly Report on Form 10-Q for the second quarter of fiscal year 2006.

Who will count the votes?

A representative of ADP will tabulate the votes and act as the inspector of election.

Who will bear the cost of this solicitation?

The enclosed proxy is solicited on behalf of the Board of Directors, and the Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet, however, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired ADP to assist us in the distribution of proxy materials and the solicitation of votes. We will pay ADP a fee of approximately $31,000 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

May I propose actions for consideration at next year’s annual meeting of stockholders?

For a stockholder’s proposal to be included in our Proxy Statement for the 2007 Annual Meeting of Stockholders, the stockholder must follow the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the proposal must be received by our Secretary at 700 Saginaw Drive, Redwood City, California 94063 not later than December 29, 2006. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered timely, our Bylaws require that such proposals must be submitted to our Secretary not later than April 9, 2007 and not earlier than March 10, 2007, unless the Annual Meeting is called for a date earlier than May 9, 2007 or later than July 8, 2007, in which case such proposal must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Who are the members of the Board of Directors and are they independent?

The continuing members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are identified below:

Director	Audit Committee		Nominating Committee		Compensation Committee
Taher Elgamal			*
Christopher H. Greendale	*				*
Kenneth R. Klein					*	*
Standish H. O’Grady	*	*
Deborah D. Rieman	*		*	*	*
James P. Scullion
Jeffrey C. Smith

*	Committee member
**	Committee chairperson

Our Board of Directors has determined that each of Messrs Elgamal, Greendale, Klein, O’Grady and Dr. Rieman meet the independence requirements of the NASD listing standards.

How often did the Board of Directors meet during fiscal 2005?

During the fiscal year ended December 31, 2005, the Board of Directors held nine meetings. Each Board member attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, respectively.

The Company does not have a policy on director attendance at Annual Meetings of stockholders. Mr. Smith attended the 2005 Annual Meeting of Stockholders.

How do stockholders communicate with the Board of Directors?

The Board of Directors has established a process to receive communications from stockholders. Stockholders may contact the Board of Directors or individual directors by mail or electronically. Correspondence should be addressed to the Board or individual director(s) by either name or title, and mailed care of Secretary, Tumbleweed Communications Corp., 700 Saginaw Drive, Redwood City, California 94063. To communicate with the Board of Directors electronically, stockholders should send an email message to directors@tumbleweed.com.

All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Does the Company have a Code of Ethics?

Yes. We have adopted a code of conduct for all of our employees and directors, including our chief executive officer, chief financial officer, other executive officers and senior financial personnel. A copy of our code of conduct is available on our web site at www.tumbleweed.com under the caption “Corporate Governance” on the Investor Relations page. We intend to post on our web site any material changes to, or waiver from our code of business conduct, if any, within five business days of such event. Information available on our web site is not being incorporated into this proxy statement.

What are the standing committees of the Board of Directors?

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee reviews our internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent registered public accounting firm, the scope of annual audits, fees to be paid to our independent registered public accounting firm and the performance of our independent registered public accounting firm. The Committee operates under a formal written charter available on our website at www.tumbleweed.com under the caption “Corporate Governance” on the Investor Relations page. The current members of the Audit Committee are Standish H. O’Grady (Chairman), Christopher H. Greendale and Deborah D. Rieman, each of whom is an independent director under the Nasdaq Marketplace Rules listing standards. During the fiscal year ended December 31, 2005, the Audit Committee consisted of James P. Scullion (Chairman), Christopher H. Greendale and Standish H. O’Grady. Following the appointment of James P. Scullion to the position of Chief Executive Officer of Tumbleweed, the Board of Directors approved changes to the composition of the Audit Committee effective January 14, 2006. The Audit Committee held four meetings during the fiscal year ended December 31, 2005.

Our Board of Directors has determined that Mr. O’Grady, the Chairman of our Audit Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations by virtue of his education and experience.

Compensation Committee

The Compensation Committee reviews and recommends to the Board of Directors certain salaries, benefits and stock option grants for employees, consultants, directors and other individuals compensated by us. The Compensation Committee also administers our stock option and other employee benefit plans. From January 1, 2005 until April 13, 2005, the Compensation Committee consisted of David F. Marquardt (Chairman) and Kenneth R. Klein. The current members of the Compensation Committee are Kenneth R. Klein (Chairman), Christopher H. Greendale, and Deborah D. Rieman, each of whom is an independent director under the Nasdaq Marketplace Rules listing standards. The Compensation Committee held three meetings during the fiscal year ended December 31, 2005.

Nominating Committee

The functions of the Nominating Committee include the following: identifying and recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board, and to advise the Board with respect to Board and Board committee composition and procedures. A copy of the charter is available on our website at www.tumbleweed.com under the caption “Corporate Governance” on the Investor Relations page.

The members of the Nominating Committee are Deborah D. Rieman (Chairman), and Taher Elgamal, each of whom is an independent director under the Nasdaq Marketplace Rules listing standards. The Nominating Committee held no meetings during the fiscal year ended December 31, 2005.

The Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information: the name of the stockholder and evidence of the person’s ownership of our stock, including the number of shares owned and the length of time of ownership and the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Secretary at 700 Saginaw Drive, Redwood City, California 94063 and must be received by the Secretary in accordance with the procedures set out under the heading “May I propose actions for consideration at next year’s annual meeting of stockholders?” on page 3 of this Proxy Statement.

The Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Nominating Committee also seeks to have the Board represent a diversity of backgrounds, experience, gender and race.

The Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board—for example, retirement as a CEO or CFO of a public company or exiting government or military service—especially business and civic leaders in the communities in which the Company’s facilities are located. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation currently authorizes no fewer than one and no more than ten directors. Our Board of Directors is currently comprised of seven directors. Our Certificate of Incorporation divides the Board of Directors into three classes—Class I, Class II and Class III—with members of each class serving staggered three-year terms. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term and until their successors are duly elected and qualified. The Class I directors will stand for reelection or election at the Annual Meeting. The Class II directors will stand for reelection or election at the 2007 Annual Meeting and the Class III directors will stand for reelection or election at the 2008 Annual Meeting. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holders may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

The names of the nominees for election as Class I directors at the Annual Meeting and of the continuing Class II and Class III directors, and certain information about them as of December 31, 2005, are set forth below:

Name	Age	Principal Occupation/Position Held With Us
Nominees for Class I directors:
Jeffrey C. Smith	39	Founder and Director
Kenneth R. Klein	46	Chief Executive Officer, Wind River Systems, Inc.

Incumbent Class II directors:
Taher Elgamal	50	Chairman and Chief Technology Officer, Securify, Inc.
Deborah D. Rieman	56	Private Investment Fund Manager
James P. Scullion	50	Chairman and Chief Executive Officer

Incumbent Class III directors:
Christopher H. Greendale	54	General Partner, Kodiak Venture Partners
Standish H. O’Grady	46	Senior Managing Director of Granite Ventures, LLC

Jeffrey C. Smith, founded Tumbleweed in June 1993, served as the Company’s president and CEO from 1993 through June 2005, and has been a Director of the Company since July 2005. Previously, Mr. Smith held various senior positions in research and development with the following firms: Frame Technology from January 1991 to June 1993; Aion Corp. from January 1990 to January 1991; Hewlett Packard from June 1988 to June 1989; and IBM Scientific Research Center in Palo Alto from June 1987 to June 1988. Mr. Smith served as a lecturer in Software Engineering at Stanford University in 1988 and 1989. Mr. Smith holds a B.S. in Computer Science from Stanford University.

Kenneth R. Klein has been a Director of Tumbleweed since February 2000. Mr. Klein has been President, Chief Executive Officer and Chairman of the Board of Directors of Wind River Systems, Inc. since January 2004. Previously, Mr. Klein was employed by Mercury Interactive and held the positions of Chief Operating Officer from January 2000 to December 2003, President, North American Operations from July 1998 to January 2000, Vice President of North American Sales from April 1995 to July 1998, and Western Area Sales Director from March 1990 to May 1992. Prior to that Mr. Klein served in a variety of engineering and sales management roles in the software industry. Mr. Klein holds degrees in Electrical Engineering and Biomedical Engineering from the University of Southern California.

Taher Elgamal has been a Director of Tumbleweed since July 2003. Dr. Elgamal has served as chairman and chief executive officer for Ektasis, Inc. a second generation Internet company since March of 2005. From June 1998 to March 2005, Dr. Elgamal served as chief executive officer for Securify, an internet security company. From April 1995 to June 1998, Dr. Elgamal served as chief scientist for Netscape Communications, an internet software company. Dr. Elgamal is a director of Phoenix Technologies, Ltd., Hi/fn, Inc., FaceTime Communications, Securify Inc., Vindicia and Ektasis, Inc. Dr. Elgamal sits on the compensation committee of

Vindicia, and on the audit and compensation committees of Phoenix Technologies, Ltd. and Hi/fn, Inc. Dr. Elgamal holds a B.S. degree in Electrical Engineering from Cairo University and an M.S. degree and a Ph.D. degree in Electrical Engineering from Stanford University.

Deborah D. Rieman has been a Director of Tumbleweed since March 2001. Dr. Rieman currently manages a private investment fund. From 1995 to 1999, Dr. Rieman served as President and Chief Executive Officer of CheckPoint Software Technologies, Inc., an internet security software company. Prior to joining CheckPoint, Dr. Rieman held various executive and marketing positions with Adobe Systems, Inc., Sun Microsystems, Inc. and Xerox Corporation. She also serves as a director of Arbinet, Inc., Keynote Systems, Inc., Kintera, Inc. and Corning, Inc. Dr. Rieman holds a B.A. in Mathematics from Sarah Lawrence College and a Ph.D. in Mathematics from Columbia University.

James P. Scullion, Chief Executive Officer and Chairman of the Board of Directors, has been a Director of Tumbleweed since April 2003, and served as Chairman of the Audit Committee in fiscal 2005. Mr. Scullion was previously employed as Chief Executive Officer of ComnetiX, Inc. from January 2004 until January 2006, and has served on ComnetiX’s board of directors since January 2004. Previously, Mr. Scullion worked for Identix Inc. as President and Chief Operating Officer from April 1999 to June 2002, Executive Vice President from 1996 to 1999, Chief Financial Officer from 1990 to 2001 and Director from October 1998 to June 2002. Mr. Scullion holds a B.S. in Business Administration from San Jose State University.

Christopher H. Greendale has been a director of Tumbleweed since August 2001. From May 2004 to present Mr. Greendale has been a General Partner with Kodiak Venture Partners (KVP), a venture capital firm and from May 2002 to May 2004, Mr. Greendale was a venture partner with KVP. From March of 2002 to March 2003, Mr. Greendale was a Venture Partner of GrandBanks Capital, a venture capital firm established in partnership with SOFTBANK and Mobius Venture Capital (SOFTBANK Venture Capital). From September 2000 to March 2002, Mr. Greendale was engaged in independent venture capital investing. From January 1998 until September 2000, he was a Managing Director with Internet Capital Group (ICG), an Internet holding company actively engaged in more than 70 business-to-business e-commerce partner companies. In addition, he currently serves on the board of directors of a number of early stage systems integration and software companies. From 1991 to 1997 Mr. Greendale served as Executive Vice President, Marketing for Cambridge Technology Partners Massachusetts Inc., a provider of software development services that he co-founded and helped grow to over $600 million in annual revenues. Mr. Greendale holds a B.A. in Math and an M.B.A. from Southern Illinois University.

Standish H. O’Grady has been a Director of Tumbleweed since August 1997. Mr. O’Grady is a founder and Managing Director of Granite Ventures LLC, an early stage technology venture capital firm. He previously served in various positions with Hambrecht & Quist Group’s venture capital practice since 1986. Mr. O’Grady is currently a director of Wind River Systems, Inc. Five Across, Inc., and StepUp Commerce, Inc., Mr. O’Grady sits on the compensation and nominating committees at WindRiver Systems, Inc. Mr. O’Grady holds a B.S.E. degree in Chemical Engineering from Princeton University and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

Information with respect to our Audit Committee is set forth above under the heading “What are the standing committees of the Board of Directors—Audit Committee” on page 5 of this proxy statement.

Vote Required

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the number of directors to be elected) will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. Abstentions will not affect the outcome of the vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected and the Board of Directors has ratified the selection of KPMG LLP to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2006 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP served as our independent registered public accounting firm for the fiscal year ending December 31, 2005. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Vote Required

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

How many shares of common stock do our directors, executive officers, and largest stockholders own?

The following table sets forth certain information regarding the ownership of our common stock as of April 14, 2006 by: (a) each current director and nominee for director; (b) each of the executive officers and individuals named in the section entitled “Summary Compensation Table” on page 14 of this proxy statement; (c) all of our executive officers and directors as a group; and (d) all those known by us to be beneficial owners of more than five percent of our common stock. Unless otherwise indicated, the address of each of the individuals named in this table is: c/o Tumbleweed Communications Corp., 700 Saginaw Dr., Redwood City, CA 94063.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares(2)	Percent of Total(3)
UBS AG(4) Bahnhofstrasse 45, PO Box CH-8021, Zurich, Switzerland	3,967,600	8.0%

Diker GP, LLC(5), 745 Fifth Avenue, Suite 1409, New York, NY 10151	2,462,867	5.0%

Empire Capital Partners, L.P.(6) 1 Gorham Island, Westport, CT 06880	4,866,158	9.8%

Named Executive Officers and Directors:
James P. Scullion	691,870	1.4%
Timothy G. Conley	536,031	1.1%
Denis M. Brotzel	339,918	*
James W. Guthrie	—	*
Craig D. Brennan(7)	—	*
Jeffrey C. Smith(8)	1,913,724	3.8%
Taher Elgamal	139,323	*
Deborah D. Rieman	249,167	*
Christopher H. Greendale	248,958	*
David F. Marquardt(9)	—	*
Standish H. O’Grady	182,292	*
Kenneth R. Klein	214,792	*

Directors and Named Executive Officers as a Group	4,516,075	9.1%

*	Less than 1% of the issued and outstanding shares of common stock.

(1)	Based upon information supplied by officers, directors or beneficial owners of more than five percent, as the case may be, and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Includes shares subject to options exercisable within 60 days of April 14, 2006 as presented in the table below; however, unless otherwise indicated these shares do not include any options awarded after April 14, 2006.

(3)	Applicable percentages are based on 49,492,960 issued and outstanding shares on December 31, 2005 adjusted as required by rules promulgated by the SEC.

(4)	Based on information contained in Schedule 13G/A, dated December 31, 2005, and filed with the SEC on February 14, 2006, jointly by UBS AG, UBS Americas Inc. and UBS Global Asset Management (Americas) Inc., in which UBS AG reports that it is the beneficial owner of 3,967,600 shares of Common Stock (consisting of 3,967,600 shares as to which it has shared dispositive power and 2,867,000 as to which it has sole voting power.

(5)	Based on information contained in a Schedule 13G/A filed jointly by Diker GP, LLC, Diker Management, LLC, Charles M. Diker, Mark N. Diker, Diker Value Tech QP Fund, LP and Diker Value Tech Fund, LP

with the SEC on February 15, 2006 reporting beneficial ownership of 2,285,741 shares of our common Stock (consisting of 2,285,741 shares as to which it has shared dispositive power and shared voting power).

(6)	Based on information contained in a Schedule 13G/A filed jointly by Empire Capital, Empire GP, L.L.C., Empire Capital Management, L.L.C. Scott A. Fine and Peter J. Richards with the SEC on February 14, 2006 reporting beneficial ownership of 2,134,058 shares of our common stock (consisting of 2,134,058 shares as to which it has shared dispositive power and shared voting power).

(7)	Mr. Brennan served as President, Chief Executive Officer and Chairman of the Board from June 30, 2005 until his resignation, January 9, 2006.

(8)	Mr. Smith resigned from the role of Chief Executive Officer and Chairman of the Board on June 30, 2005, and continues to serve as director and special advisor to the CEO.

(9)	Mr. Marquardt resigned from the Board of Directors on April 19, 2005.

Name	Shares Subject to Options
Taher Elgamal	139,323
Deborah D. Rieman	249,167
James P. Scullion	691,870
Christopher H. Greendale	248,958
Standish H. O’Grady	170,000
Jeffrey C. Smith	667,304
Kenneth R. Klein	214,792
Timothy G. Conley	469,876
Denis M. Brotzel	339,918

Tumbleweed Equity Compensation Plan Information

The following table sets forth, as of December 31, 2005, the number of stock options outstanding under our stock option plans, the weighted average exercise price of the stock options, and the number of stock options available for grant under our plans

	As of December 31, 2005
	Number of shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance under equity compensation plans
Stock option plans approved by stockholders(1)	9,684,577	$4.83	1,217,177
Stock option plans not approved by stockholders(2)	4,843,784	$6.64	4,626,558

Total	14,528,361	$5.43	5,843,735

(1)	Includes Receipt.com Stock Plan, Valicert, Inc. 1996 Equity Incentive Plan, Valicert, Inc. 1998 Stock Plan, Tumbleweed 1993 Stock Option Plan, Tumbleweed 1999 Omnibus Stock Incentive Plan, Worldtalk Corporation 1996 Equity Incentive Plan, Worldtalk Corporation 1996 Stock Option Plan, Worldtalk Corporation 1996 Directors’ Stock Option Plan, Interface Systems, Inc. 1993 Stock Option Plan for Non-Employee Directors, Interface Systems, Inc. 1982 Stock Option Plan and Interface Systems, Inc. 1992 Stock Option Plan.

(2)	Includes Valicert, Inc. 2001 Non-Statutory Stock Plan and Tumbleweed 2000 NSO Incentive Stock Plan.

The Valicert 1998 Stock Option Plan provides for an automatic annual increase, without the approval of stockholders, in the number of stock options available for grant of the lesser of 1,413,913 shares or 5% of the number of our shares that are issued and outstanding on the last day of the immediately preceding fiscal year.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. O’Grady, a director, filed a late Form 4.

EXECUTIVE COMPENSATION

Who are our executive officers?

James P. Scullion, Chief Executive Officer and Chairman of the Board of Directors, has been a Director of Tumbleweed since April 2003, and has previously served as Chairman of the Audit Committee. Mr. Scullion previously served as Chief Executive Officer of ComnetiX, Inc. from January 2004 until January 2006, and has served on ComnetiX’s board of directors since January 2004. Previously, Mr. Scullion served as President and Chief Operating Officer of Identix Inc. from April 1999 to June 2002, Executive Vice President from 1996 to 1999, Chief Financial Officer from 1990 to 2001 and Director from October 1998 to June 2002. Mr. Scullion holds a B.S. in Business Administration from San Jose State University. Mr. Scullion is 50 years old.

Timothy G. Conley, Senior Vice President, Finance, and Chief Financial Officer is responsible for finance and administration. From January 2000 through June 2003, Mr. Conley served as vice president, finance, and chief financial officer for Valicert, Inc. From September 1998 to January 2000, Mr. Conley was vice president of finance and chief financial officer of Longboard, Inc., a provider of telecommunications systems. From June 1997 to August 1998, Mr. Conley served as vice president of finance and chief financial officer of Logicvision, a provider of intellectual property for use in the design and testing of semiconductor devices. Previously, from November 1989 to May 1997, Mr. Conley was vice president of finance and chief financial officer of Verilink Corporation, a manufacturer of network access equipment. Mr. Conley holds a B.S. degree in business administration from Wisconsin State University and is a certified public accountant. Mr. Conley is 56 years old.

Denis Brotzel, Senior Vice President of Worldwide Sales, is responsible for managing Tumbleweed’s sales organization. Prior to joining Tumbleweed in July of 2003, Mr. Brotzel served as vice president of global sales for Valicert, Inc. from October 2002. From March 2000 through October 2002 Mr. Brotzel served as Valicert’s vice president of North American Sales. From October 1998 to March 2000, Mr. Brotzel was the vice president of global sales for EGS, Inc., a division of Invensys plc, a global leader in business and process automation. From September 1984 to October 1998, Mr. Brotzel was the vice president of sales and held various senior management positions at Measurex, a division of Honeywell, Inc. Mr. Brotzel holds a B.S. degree in applied physics from the University of Middlesex, London, England. Mr. Brotzel is 53 years old.

James W. Guthrie, Executive Vice President of Products, is responsible for the technical direction, product management, engineering, technical support and hardware operations of Tumbleweed. Prior to joining Tumbleweed in September of 2005, Mr. Guthrie was group vice president at Borland Software, where he was responsible for development activities for the ALM integrated suite of products, from November 2004 until May 2005. From January 2004 through May 2004, Mr. Guthrie served as Senior Vice President, development and customer support for Vitria Technology. From June 2001 through December 2003, Mr. Guthrie was Executive Vice President, development and customer support, at Brio Software. From April 1998 through June 2001, Mr. Guthrie was Vice President, service applications, at Oracle Corp. Mr. Guthrie holds a BSEE in electrical engineering from the University of North Dakota, and MBA from Texas Tech University. Mr. Guthrie is 55 years old.

There are no family relationships among any of our directors and executive officers.

Summary Compensation Table

The following table provides information on the compensation paid in the years indicated for (i) the Chief Executive Officer, (ii) all persons serving as Chief Executive Officer in 2005, and (iii) the three other most highly compensated executive officers whose salary and bonus exceeded $100,000 in fiscal year 2005. These six individuals are referred to in this proxy statement as the “Named Executive Officers.”

Name and Principal Position	Annual Compensation				Long-Term Compensation
	Year	Salary ($)	Bonus ($)		Securities Underlying Options (#)
James P. Scullion Chairman and Chief Executive Officer(1)	2005	—	—		—

Timothy G. Conley Senior Vice President of Finance and Chief Financial Officer(2)	2005 2004 2003	204,000 186,958 74,813	25,000 19,250 13,500		— 110,000 300,000

Denis M. Brotzel Senior Vice President of Worldwide Sales(3)	2005 2004 2003	180,000 173,750 72,909	157,909 226,797 70,546		10,000 100,000 250,000

James W. Guthrie Executive Vice President of Products(4)	2005 2004 2003	76,763 — —	25,000 — —		400,000 — —

Craig D. Brennan Former Chief Executive Officer(5)	2005	176,346	43,750		2,250,000

Jeffrey C. Smith Former Chief Executive Officer(6)	2005 2004 2003	140,000 187,500 180,000	113,505 12,493 11,601	(7) (7) (7)	— 80,0000 100,000

(1)	Mr. Scullion was appointed Chief Executive Officer effective January 17, 2006. According to the terms of his offer letter, in 2006 Mr. Scullion will receive a base salary of $350,000 on an annualized basis, and is eligible for a quarterly performance bonus, based upon performance objectives and determined by the Compensation Committee, with a target amount equivalent to 50% of Mr. Scullion’s annual salary.

(2)	Mr. Conley was Chief Financial Officer of Valicert, Inc. prior to our acquisition of Valicert, and became Chief Financial Officer of Tumbleweed in July of 2003.

(3)	Mr. Brotzel was appointed as an executive officer effective May 5, 2004.

(4)	Mr. Guthrie was appointed as an executive officer effective September 11, 2005.

(5)	Mr. Brennan served as President and Chief Executive Officer from June 30, 2005 until his resignation, January 9, 2006. In connection with his resignation, Mr. Brennan received a severance payment of $95,501 in February 2006, and is eligible for reimbursements for certain COBRA expenses incurred through December 31, 2006 to maintain coverage under the Company’s health insurance plans subject to COBRA.

(6)	Mr. Smith resigned from the role of Chief Executive Officer and Chairman of the Board on June 30, 2005, and continues to serve as director and special advisor to the CEO. Mr. Smith’s salary includes payments pursuant to his transition agreement entered into on June 30, 2005.

(7)	Includes $13,505, $12,493, and $11,601 representing the value of the ratable cancellation of our loan to Mr. Smith in 2005, 2004 and 2003, respectively, in accordance with the terms of his loan agreement dated June 7, 2001 and continued by his transition agreement.

Option Grants In Last Fiscal Year

The following table provides information concerning grants of options to purchase our common stock made during the fiscal year ended December 31, 2005 to the Named Executive Officers.

In the fiscal year ended December 31, 2005, we granted options to purchase up to an aggregate of 3,863,250 shares to employees and directors. All of these options were granted at exercise prices equal to the fair market value of our common stock on the date of grant. All options have a term of ten years. Our option shares generally either vest over four years, with 25% of the option shares vesting one year after the option grant date, or vest ratably each month over four years beginning on the option grant date.

The potential realizable values are based on an assumption that the price of our common stock will appreciate at the compounded annual rate shown from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the SEC and do not reflect our estimate of future stock price growth of the shares of our common stock.

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Option Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date
					5%($)	10%($)
James P. Scullion(1)	40,000	1.11%	$2.38	06/10/15	59,871	151,724
Timothy G. Conley	—	*	n/a	n/a	—	—
Denis Brotzel	10,000	*	$2.87	01/14/15	18,049	45,740
James W. Guthrie	400,000	11.06%	$3.52	09/11/15	885,484	2,243,989
Craig D. Brennan(2)	2,250,000	62.18%	$2.60	06/30/15	3,679,034	9,323,393
Jeffrey C. Smith(3)	—	*	n/a	n/a	—	—

*	Less than 1%

(1)	Mr. Scullion was appointed Chief Executive Officer effective January 17, 2006, and Chairman of the Board on January 9, 2006. During fiscal year 2005, Mr. Scullion received option grants for his service on the Board of Directors of Tumbleweed.

(2)	Mr. Brennan served as President, Chief Executive Officer and Chairman of the Board from June 30, 2005 until his resignation, January 9, 2006.

(3)	Mr. Smith resigned from the role of Chief Executive Officer and Chairman of the Board on June 30, 2005, and continues to serve as director and special advisor to the Chief Executive Officer.

Aggregated Option Exercises In Last Fiscal Year and

Fiscal Year-End Option Values

The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2005, the number and value of unexercised stock options held by each as of December 31, 2005 and the value of “in-the-money” stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option as of December 31, 2005.

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options Held at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-End ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
James P. Scullion(3)	100,000	198,438	22,917	122,083	9,188	120,375
Timothy G. Conley	—	—	443,179	117,947	126,343	47,274
Denis Brotzel	—	—	310,461	97,566	155,596	57,089
James W. Guthrie	—	—	—	400,000	—	—
Craig D. Brennan(4)	—	—	—	2,250,000	—	1,080,000
Jeffrey C. Smith(5)	64,583	74,916	665,220	60,417	69,542	60,188

(1)	The value realized represents the difference between the per share closing price of the Company’s common stock on the day of exercise and the exercise price of the options, and does not necessarily indicate that the optionee sold such stock.

(2)	The “Value of Unexercised In-the-Money Options at Fiscal Year-End” is based on a value of $3.08 per share, the fair market value of our common stock as of December 31, 2005, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

(3)	Mr. Scullion was appointed Chief Executive Officer effective January 17, 2006, and Chairman of the Board on January 9, 2006. During fiscal year 2005, Mr. Scullion served on the Board of Directors of Tumbleweed. The stock option information for Mr. Scullion reflects the exercise of Director option grants.

(4)	Mr. Brennan served as President, Chief Executive Officer and Chairman of the Board from June 30, 2005 until his resignation, January 9, 2006.

(5)	Mr. Smith resigned from the role of Chief Executive Officer and Chairman of the Board on June 30, 2005, and continues to serve as director and special advisor to the CEO.

Compensation of Directors

Our Board of Directors makes all decisions relating to the compensation of members of our Board of Directors. We reimburse our non-employee directors for all out-of-pocket expenses incurred in the performance of their duties as our directors. We currently do not pay cash fees to our directors for attendance at meetings or for their services as members of the Board of Directors. In July 2004, we adopted a program under which: (1) each non-employee director will automatically receive an option to purchase 30,000 shares of common stock; (2) each non-employee director that serves on the Audit Committee will automatically receive an option to purchase an additional 10,000 shares of common stock; and (3) each non-employee director that serves on the Compensation Committee will automatically receive an option to purchase an additional 5,000 shares of common stock. All automatic grants will be made on the day following the Annual Meeting of Stockholders at the then-current fair market value and will vest as to 1/48th of the option shares on each monthly anniversary of the date of the grant.

On June 30, 2005, in connection with Jeffrey C. Smith’s resignation from the role of Chief Executive Officer, Tumbleweed entered into a transition agreement providing for his continuation as a member of the Board and as a special advisor to the Chief Executive Officer until June 30, 2007. Pursuant to the terms of his transition agreement, Mr. Smith will receive a salary of $100,000 each year in addition to the standard compensation provided to directors, his stock options continue to vest, he and his dependents continue to participate in the Company’s employee benefit plans, and he continues to participate in the outstanding loan forgiveness program (the “Transition Consideration”). The transition agreement further provides that if a change of control occurs on or before June 30, 2007, Mr. Smith will receive all Transition Consideration that would otherwise accrue through June 30, 2007, and 100% of his outstanding equity awards will vest. After June 30, 2007, and so long as Mr. Smith continues to serve as a member of the Board, Tumbleweed will pay Mr. Smith $100,000 per year in addition to the standard compensation provided to directors and his stock options shall continue to vest in accordance with the plans under which they were granted. Mr. Smith received no compensation for his services as a Director in 2005. All 2005 compensation paid to Mr. Smith for his other services is disclosed in the section entitled “Executive Compensation,” under the subheading “Summary Compensation Table” at page 14.

During fiscal year 2005 the following directors were granted options to purchase shares of common stock.

Name of Director	Date of Grant	Number of Shares Granted	Exercise Price of Grant
Taher Elgamal	June 10, 2005	30,000	$2.38
Christopher H. Greendale	June 10, 2005	45,000	$2.38
Kenneth R. Klein	June 10, 2005	35,000	$2.38
Standish H. O’Grady	June 10, 2005	40,000	$2.38
Deborah D. Rieman	June 10, 2005	35,000	$2.38
Jeffrey C. Smith	n/a	—	n/a
James P. Scullion	June 10, 2005	40,000	$2.38
David F. Marquardt(1)	n/a	—	n/a

(1)	Mr. Marquardt resigned from the Board of Directors on April 19, 2005, and did not receive options or other compensation for his services as a Director in 2005.

Employment Contracts, Termination of Employment and

Change-in-Control Arrangements

James P. Scullion

On January 23, 2006, the Company and James P. Scullion executed an employment agreement (the “Scullion Employment Agreement”) in connection with Mr. Scullion’s appointment as Tumbleweed’s Chief Executive Officer. According to the terms of the Scullion Employment Agreement, Mr. Scullion is entitled to a base salary of $350,000 on an annualized basis, and will be eligible for a quarterly performance bonus with an annual target amount equivalent to 50% of Mr. Scullion’s base salary. The actual bonus payout will be determined by the Compensation Committee and based upon achievement of mutually agreed upon performance objectives. Additionally, Mr. Scullion will receive an option to purchase 2,250,000 shares of Tumbleweed common stock, with 20% of the shares vesting immediately on the date of grant, and the remainder vesting in equal installments on each subsequent month thereafter during a 38 month period contingent upon Mr. Scullion’s continued employment with Tumbleweed on the applicable vesting dates. The Scullion Employment Agreement also provides that if Mr. Scullion is terminated from his position as Chief Executive Officer for any reason other than “cause” (as defined therein), death or disability, or Mr. Scullion terminates his employment as Chief Executive Officer following a “constructive termination” (as defined therein), he will be entitled to: (i) continuation of his then-current base salary for one year; (ii) continued vesting of his then-outstanding stock options for one year; and (iii) continuation of his health benefits for one year. Further, if a “change of ownership control” (as defined therein) occurs during Mr. Scullion’s tenure as Chief Executive Officer, and within twelve months either Mr. Scullion’s employment is terminated or a “constructive termination” occurs, 100% of Mr. Scullion’s then-outstanding stock options will accelerate and vest immediately. If a “change of ownership control” occurs during the first two years of Mr. Scullion’s employment, he will also be eligible for a tax gross-up payment.

Timothy G. Conley

Effective April 28, 2006, Tumbleweed amended its employment agreement with Timothy G. Conley. The amended agreement provides that Mr. Conley would serve as the Senior Vice President—Finance and Chief Financial Officer of Tumbleweed for a base salary of $220,000 per year and is eligible for a quarterly performance bonus with an annual target amount equivalent to fifty percent of his annual salary based on performance milestones. The agreement also provides for certain severance payments if Mr. Conley’s employment is terminated under various scenarios. If a “Change of Ownership Control” as defined in the agreement occurs and Mr. Conley is either (a) terminated for any reason other than “Cause” or (b) becomes subject to “Constructive Termination,” each as defined in the agreement, Mr. Conley will be entitled to continue to receive his salary for twelve months, receive reimbursement of all COBRA costs for twelve months and 100% of his then-outstanding Tumbleweed stock options shall vest. Absent a “Change of Ownership Control,” if Conley is either (i) terminated for any reason other than “Cause” or (ii) becomes subject to “Constructive Termination,” he will be entitled to the continuation of his then-current base salary, health benefits and the vesting of his then-outstanding Tumbleweed stock options for a period of nine months. Further, if Mr. Conley’s employment is terminated on account of death or disability, Mr. Conley’s employment agreement provides for a six month continuation of his salary and six months of acceleration of the vesting of Mr. Conley’s then-outstanding Tumbleweed stock options. The agreement also provides that Tumbleweed could terminate Mr. Conley’s employment at any time with or without “Cause.”

Denis M. Brotzel

On April 15, 2005, Tumbleweed entered into an at-will employment agreement with Denis M. Brotzel, Senior Vice President of Worldwide Sales. Under the agreement, Mr. Brotzel will be paid a base salary of $180,000 per year and will be eligible for variable compensation of up to $170,000 annually, based on performance milestones. The agreement also provides for certain severance payments if Mr. Brotzel’s employment is terminated for any reason other than cause (or on account of death or disability). The terms of the severance payments vary based on the date of termination. From the effective date of the agreement through October 31, 2005, the severance payment shall be composed of a lump sum payment equal to his base salary and maximum variable compensation for the period from the date of termination through April 30, 2006, reimbursement for COBRA premiums through April 30, 2006, and accelerated vesting of stock options that would have vested as of April 30, 2006. From November 1, 2005 through April 30, 2006, the severance payment shall comprise six months base salary and variable compensation, reimbursement for six months of COBRA premiums, and six months vesting acceleration of any unvested stock options. On or after May 1, 2006, the severance payment shall comprise the greater of $45,000 or four months of Mr. Brotzel’s base salary, plus reimbursement for four months of COBRA premiums.

James W. Guthrie

On September 11, 2005, Tumbleweed entered into an at-will employment agreement with James W. Guthrie, Executive Vice President, Products. Under the agreement, Mr. Guthrie is paid a base salary of $250,000 per year and is eligible for a quarterly performance bonus with an annual target amount equivalent to fifty percent of his annual salary based on performance milestones. Additionally, Mr. Guthrie received an option to purchase 400,000 shares of Tumbleweed common stock, with 25% of the options vesting upon completion of one year of employment at Tumbleweed, and the remaining options vest monthly thereafter over a three-year period, for a total vesting period of four years. The agreement also provides for certain severance payments if Mr. Guthrie’s employment is terminated for any reason other than cause. Under these circumstances, the agreement provides for continuation of Mr. Guthrie’s then-current base salary, health benefits and the vesting of Mr. Guthrie’s then-outstanding Tumbleweed stock options for a period of twelve months (except that, if a change of control occurred, the full acceleration of one year’s worth of vesting occurs instead). Further, if Mr. Guthrie’s employment is terminated on account of death or disability, Mr. Guthrie’s employment agreement provides for a six month continuation of his salary and six months of acceleration of the vesting of Mr. Guthrie’s then-outstanding Tumbleweed stock options.

Jeffrey C. Smith

On June 30, 2005 Tumbleweed entered into a transition agreement providing for Mr. Smith’s resignation from the roles of Chief Executive Officer and Chairman of the Board, continuation as a member of the Board, and service as special advisor to the Chief Executive Officer until June 30, 2007. Pursuant to the terms of his transition agreement, Mr. Smith receives a salary of $100,000 each year in addition to the standard compensation provided to directors, his stock options continue to vest, he and his dependents continue to participate in the Company’s employee benefit plans, and he continues to participate in the outstanding loan forgiveness program (the “Transition Consideration”). In the event of a change of control on or before June 30, 2007, Mr. Smith will receive all Transition Consideration that would otherwise accrue through June 30, 2007, and 100% of his outstanding equity awards will vest. After June 30, 2007, and so long as Mr. Smith continues to serve as a member of the Board, Tumbleweed will pay Mr. Smith $100,000 per year in addition to the standard compensation provided to directors and his stock options shall continue to vest in accordance with the plans under which they were granted.

Craig D. Brennan

On June 30, 2005, the Company entered into an employment agreement with Craig D. Brennan, in connection with his appointment as Chief Executive Officer, providing for a base salary of $350,000, quarterly performance bonuses based on achievement of agreed upon goals and an annual target amount equivalent to 50% of his base salary, and an option grant to purchase 2,250,000 shares of Tumbleweed’s common stock over a ten year term, with 25% of the shares vesting on June 30, 2006, and the remainder vesting in equal installments each month thereafter.

The Board of Directors accepted Mr. Brennan’s resignation on January 9, 2006, and in connection with this, Mr. Brennan and Tumbleweed entered into a settlement and release agreement effective February 17, 2006. The settlement and release agreement supersedes Mr. Brennan’s employment agreement and, among other things, provides for a waiver and release of claims, and the Company agreed to a payment of $95,501 and reimbursement for specified COBRA payments.

Limitation of Liability and Indemnification

Our Certificate of Incorporation includes provisions that eliminate the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware law; or

•	for any transaction from which the director derives an improper personal benefit.

Our Certificate of Incorporation and Bylaws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware law, including circumstances in which indemnification is otherwise discretionary. Indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, or otherwise. We have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have entered into agreements to indemnify our directors and executive officers in addition to the indemnification provided for in our Certificate of Incorporation and Bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any of these people in any action or proceeding arising out of his or her services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified people as directors and executive officers.

PERFORMANCE MEASUREMENT COMPARISON(*)

The following graph compares the cumulative total stockholder return for the Company’s common stock to the cumulative total return over such period of: (i) The Nasdaq Stock Market Composite Index and Iii) the S&P 500 Internet Software and Services Index. The graph assumes a total initial investment of $100 on December 29, 2000 in the common stock of the Company at the closing price of $17.11, and shows a “Total Return” that assumes reinvestment of dividends, if any, and is based on market capitalization at the beginning of each period. The performance on the following graph is not necessarily indicative of future stock price performance.

(*)	The material in this performance measurement comparison is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(*)

The Tumbleweed executive compensation program presently is administered by the three-member Compensation Committee of the Board of Directors. The Compensation Committee is currently composed entirely of non-employee Directors who are independent, as determined by the Board, within the meaning of the listing standards of The Nasdaq Stock Market and regulations issued by the Internal Revenue Service and the Securities and Exchange Commission.

What are our policies regarding executive compensation?

Section 162 Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation.” Awards granted under the 1999 Omnibus Stock Incentive Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and we will continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements. We do not expect that amounts of compensation paid to our executive officers will fail to be deductible on account of Section 162(m).

Executive Compensation Policies

The objectives of our executive compensation policies are to attract, retain and reward executive officers who contribute to our success, to align the financial interests of executive officers with our performance, to strengthen the relationship between executive pay and stockholder value, to motivate executive officers to achieve our business objectives and to reward individual performance. Our executive compensation package consists of three components: base salary and related benefits; bonus program; and stock options.

The first component of our executive compensation package is base salary and related benefits. Each executive officer receives a base salary and benefits based on competitive compensation information and his responsibilities and performance. Tumbleweed’s policy during 2005 was to pay salaries that reflected the executive’s position in the Company and his contributions that were designed to be competitive with a comparison group of other software companies and secure messaging companies (the “Comparison Group”). While the Comparison Group is comprised primarily of software companies, companies outside of the software field are also included because Tumbleweed believes, and the Compensation Committee concurs, that the market for executive talent is broader than simply software companies. In determining the salaries of executive officers, the Company’s policy has been to target the salary range for executive officers at a level which is competitive with the Comparison Group (taking into account total cash compensation), with salaries above that level available to exceptional performers and key contributors to the success of the Company. Annual salary adjustments have in the past been awarded based on individual performance, assumption of new responsibilities, competitive data from the Comparison Group, employee retention efforts and the Company’s overall annual salary budget guidelines. If an executive officer is responsible for a particular business unit, such unit’s financial results have been taken into account.

As part of the Compensation Committee’s evaluation made in fiscal year 2005, which was made in connection with Mr. Smith’s resignation from and Mr. Brennan’s appointment to the position of Chief Executive

(*)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

Officer (“CEO”) of Tumbleweed, adjustments were made to provide termination provisions for the employment agreement of certain executive officers of Tumbleweed, including Mr. Brotzel. The Compensation Committee concluded that these adjustments were appropriate to promote the continued stability of executive management.

The second component of our executive compensation package is a bonus program. Generally, the Compensation Committee, together with Tumbleweed management and other members of the Board of Directors, establishes objectives at the beginning of the year. At the end of each year, the Compensation Committee reviews management’s and the company’s achievement against those objectives and recommends a bonus based on the achievement of those objectives. The bonus plan in effect during fiscal 2005 provided for payment of cash bonuses based upon individual performances and the achievement of annual performance-based corporate objectives, including some combination revenue growth, gross sales, and employee satisfaction as measured. The following Named Executive Officers received bonuses during fiscal year 2005: Timothy G. Conley, Denis M. Brotzel, James W. Guthrie, Craig D. Brennan, and Jeffrey C. Smith.

The third component of our executive compensation package is stock options, which we believe are critical as an incentive tool designed to more closely align the interests of our executive officers with the long-term interests of our stockholders and to encourage our executive officers to remain with us. Generally, we grant stock options at fair market exercise prices, as determined at the time of grant. Our stock option plans have been established to provide all our employees with an opportunity to share, along with our stockholders, in our long-term performance. Periodic grants of stock options are generally made annually to eligible employees, with additional grants being made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibilities, scope or title. Stock options granted under the plans generally have a non-statutory four-year vesting schedule and generally expire ten years from the date of grant. In addition, a portion of the options granted to our executive officers are performance-based options. The Compensation Committee periodically considers the grant of stock-based compensation to all executive officers. Such grants are made on the basis of a quantitative and qualitative analysis of individual performance, our financial performance, and the executive’s existing options. The following Named Executive Officers received stock option grants during fiscal year 2005: Denis M. Brotzel, James W. Guthrie, and Craig D. Brennan.

Chief Executive Officers Compensation

The Compensation Committee is responsible for reviewing and approving all aspects of compensation for the Chief Executive Officer as well as the other senior executives of the Company, including the Named Executive Officers. In fiscal 2005, the Compensation Committee reviewed and approved the compensation for Mr. Smith, who resigned as CEO June 30, 2005, and the total compensation package offered to Mr. Brennan, which is reflected in his employment agreement dated June 30, 2005. The Compensation Committee reviewed and approved salary and bonus for Messrs. Smith and Brennan in accordance with Tumbleweed’s executive compensation policies and with due regard to the industry experience of each, competitive salary information and current market conditions.

Mr. Smith resigned as a Chairman and Chief Executive Officer effective June 30, 2005. Mr. Smith’s total compensation consisted of a base salary plus a variable bonus determined in accordance with performance. The variable bonus was based on our results during the first two quarters of 2005 and Mr. Smith’s individual performance with respect to meeting previously established performance objectives measured quarterly. In particular, the Compensation Committee assessed Mr. Smith’s performance against a broad range of leadership criteria, including: strategic thinking and providing vision and direction around new product development, marketing, intellectual property development and enforcement, accelerating change, integrity, maintaining motivation and energized personnel during a period of change, delivering revenues and personal development. Based on the Company results, including revenue growth of 22% in the six months ended June 30, 2005 from the same six months in 2004, the Compensation Committee determined that Mr. Smith’s 2005 performance merited full payment of his 2005 bonus.

Mr. Brennan’s total compensation consisted of a base salary plus a variable bonus determined in accordance with performance. The variable bonus was based on our results during the last two quarters of 2005 and Mr. Brennan’s individual performance with respect to meeting previously established performance objectives measured quarterly. In particular, the Compensation Committee assessed Mr. Brennan’s performance against a broad range of leadership criteria, including: completing Company operations reviews and analysis, making certain presentations to the Board of Directors, completing the Company’s strategic plan and key action items, and hiring new key employees. The Compensation Committee considered these factors in determining the terms of Mr. Brennan’s settlement and release agreement effective February 17, 2006.

The Compensation Committee also reviewed and approved the total compensation package offered to and accepted by Mr. Scullion, as reflected in his employment agreement dated January 23, 2006. The Compensation Committee conducted its review in light of Tumbleweed’s executive compensation policies as described above. The Compensation Committee also considered competitive compensation data, Mr. Scullion’s education and experience as an executive with other technology companies, including his service as Chief Financial Officer of DataTrak, Inc. and as both Chief Financial Officer and Chief Operating Officer at Identix, and Mr. Scullion’s prior services with Tumbleweed as a director. The Compensation Committee determined that the total compensation package offered to Mr. Scullion was appropriate under prevailing market conditions and necessary to secure Mr. Scullion’s services.

Compensation Committee

Kenneth R. Klein (Chairman)
Christopher H. Greendale
Deborah D. Rieman

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2005 (i) was an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company under the SEC’s rules requiring disclosure of related party transactions.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS(*)

The Audit Committee is comprised of three outside directors. After reviewing the qualifications of the current members of the committee, and any relationships they may have with Tumbleweed Communications Corp. that might affect their independence from Tumbleweed Communications Corp., the Board of Directors determined that each member of the Audit Committee meets the independence requirements of the Nasdaq Marketplace Rules and of Rule 10A of the Exchange Act, that each member is able to read and understand fundamental financial statements and that Standish H. O’Grady qualifies as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee operates under a formal written charter, which is available on our website at www.tumbleweed.com under the caption “Corporate Governance” on the Investor Relations page

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2005 with management and with our independent registered public accounting firm, KPMG LLP. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP their independence. The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the registered public accounting firm’s independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2005 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Audit Committee

Standish O’Grady (Chairman)
Christopher H. Greendale
Deborah D. Rieman

(*)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

AUDIT FEES AND PRE-APPROVAL POLICIES

The following table presents fees for professional services rendered by KPMG LLP for the audit of our annual financial statements for fiscal 2005 and fiscal 2004 and fees billed for audit-related services, tax services and all other services rendered by KPMG LLP for fiscal 2005 and fiscal 2004.

	2005	2004
Audit Fees	$550,000	$751,200
Audit-Related Fees	$-0-	$-0-
Tax Fees	$-0-	$-0-
All Other Fees	$-0-	$-0-

Total	$550,000	$751,200

As provided in its charter, the Audit Committee reviews, and in its sole discretion pre-approves, the independent registered public accounting firm’s annual engagement letter including proposed fees and all audit and non-audit services provided by the independent registered public accounting firm. All of the above services and estimates of the expected fees were reviewed and approved by the Audit committee before the respective services were rendered. The Audit Committee has considered the nature and amount of the fees billed by KPMG LLP and believes that provision of the services for activities unrelated to audit is compatible with maintaining KPMG LLP’s independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect material interest other than: compensation arrangements, which are described above; and the transactions described below.

Gregory C. Smith, brother of Tumbleweed director Jeffrey C. Smith, is a partner of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden Arps”), which began providing legal services to Tumbleweed in July 1998. Total fees paid to Skadden Arps in 2005 were approximately $315,000 for matters relating to Tumbleweed’s intellectual property, corporate affairs and general and litigation matters.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

ADDITIONAL INFORMATION

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to multiple stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process of “householding” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

By Order of the Board of Directors

Bernard J. Cassidy
Secretary

April 28, 2006

A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2005 has been included within the package of materials sent to you.

PROXY

TUMBLEWEED COMMUNICATIONS CORP.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2006

The undersigned hereby appoints Bernard J. Cassidy and James J. MacDonald, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Tumbleweed Communications Corp. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Tumbleweed Communications Corp. (the “Company”) to be held at the Company’s corporate offices located at 700 Saginaw Drive, Redwood City, California, on June 8, 2006 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted for Proposal 1 and for Proposal 2 as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

TUMBLEWEED COMMUNICATIONS CORP.

700 SAGINAW DRIVE

REDWOOD CITY, CA 94063

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create and electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Tumbleweed Communications Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tumbleweed Communications Corp., c/o ADP, 51, Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

TMBWE1

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TUMBLEWEED COMMUNICATIONS CORP.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

Vote On Directors

1. Election of Directors.

Nominees: (01) Jeffrey C. Smith

(02) Kenneth R. Klein

For All `

Withhold All `

For All Except `

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below:

Vote On Proposal

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

2. To ratify selection of KPMG LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2006.

For `

Against `

Abstain `

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, sign, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household

Yes `

No `

Signature (PLEASE SIGN WITHIN BOX)

Date

Signature (Joint Owners)

Date